Exhibit 99.1

NEWS RELEASE
Company Contact:
Gastar Exploration Ltd.
Michael Gerlich, Vice President and CFO
713-739-1800 / mgerlich@gastar.com
Investor Relations Counsel:
Lisa Elliott / lelliott@DennardLascar.com
Anne Pearson / apearson@DennardLascar.com
Dennard-Lascar Associates: 713-529-6600

FOR IMMEDIATE RELEASE

Gastar Exploration USA, Inc. Announces Proposed Private Placement

of $200 Million of Senior Secured Notes Due 2018

HOUSTON, May 7, 2013 –Gastar Exploration USA, Inc. (“Gastar USA”), a subsidiary of Gastar Exploration Ltd. (NYSE MKT: GST) (the “Parent”) announced today that it intends to offer, subject to market and other conditions, $200 million aggregate principal amount of senior secured notes due 2018 in a private placement to eligible purchasers (the “Offering”). Gastar USA intends to use the net proceeds from the Offering to (i) finance the purchase price for its separately announced pending acquisition of Mid-Continent assets from Chesapeake Energy Corporation (“Chesapeake”), repurchase 6,781,768 shares of the Parent’s common stock held by Chesapeake and settle all current litigation with Chesapeake, (ii) repay in full outstanding borrowings under its existing revolving credit facility and (iii) for general corporate purposes.

The notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws or blue sky laws and foreign securities laws.

The notes and the related guarantees will be offered only to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. Any offers of the notes and the related guarantees will be made only by means of a private offering circular.

About Gastar Exploration

Gastar Exploration Ltd. is an independent company engaged in the exploration, development and production of natural gas and oil in the United States. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of natural gas and oil properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar is currently pursuing the development of liquids-rich natural gas in the Marcellus

Shale in the Appalachia area of West Virginia and, to a lesser extent, central and southwestern Pennsylvania. Gastar also holds prospective acreage in the deep Bossier play in the Hilltop area of East Texas and in the Mid-Continent area of the United States. For more information, visit Gastar’s website at www.gastar.com.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline in which could cause Gastar to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by our banks; risks relating to the absence or delay in receipt of government approvals or fourth party consents; risks relating to our purchase of assets from Chesapeake Energy, including the risk of being exposed to unknown contingencies or liabilities that could cause Gastar to not realize the expected benefits of the transaction and the risk that we may be required to fund the transaction by borrowing under our revolving credit facility; risks relating to the divestiture of our East Texas assets, including the risk that the transaction will not be completed or will be completed under different terms; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov. Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

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